                                                                   EXHIBIT 23.15


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and the related Prospectus of United Rentals, Inc. (the "Company"), for the registration of shares of its common stock pursuant to its 1997, 1998 and 1998 Supplemental Stock Option Plans and to the incorporation by reference therein of our report dated April 21, 1998 with respect to the financial statements of Paul E. Carlson, Inc. (d/b/a Carlson Equipment Company), included in the Company's Report on Form 8-K dated December 24, 1998.


                                        McGladrey & Pullen LLP
                                        January 4, 1999